

<ARTICLE> 9
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                        DEC-31-1995
<PERIOD-START>                           JAN-01-1995
<PERIOD-END>                             JUN-30-1995
<CASH>                                         3,646
<INT-BEARING-DEPOSITS>                         9,484
<FED-FUNDS-SOLD>                              14,274
<TRADING-ASSETS>                               7,706
<INVESTMENTS-HELD-FOR-SALE>                      704<F1>
<INVESTMENTS-CARRYING>                           552<F1>
<INVESTMENTS-MARKET>                             559<F1>
<LOANS>                                       26,517
<ALLOWANCE>                                     (689)
<TOTAL-ASSETS>                                75,328
<DEPOSITS>                                    33,764
<SHORT-TERM>                                  23,516
<LIABILITIES-OTHER>                            1,891
<LONG-TERM>                                    2,271
<COMMON>                                         467
<PREFERRED-MANDATORY>                              0
<PREFERRED>                                      611
<OTHER-SE>                                     3,693<F2>
<TOTAL-LIABILITIES-AND-EQUITY>                75,328
<INTEREST-LOAN>                                1,198
<INTEREST-INVEST>                                 44
<INTEREST-OTHER>                                 761
<INTEREST-TOTAL>                               2,194
<INTEREST-DEPOSIT>                               636
<INTEREST-EXPENSE>                             1,465
<INTEREST-INCOME-NET>                            729
<LOAN-LOSSES>                                    135
<SECURITIES-GAINS>                                 0<F3>
<EXPENSE-OTHER>                                  966<F4>
<INCOME-PRETAX>                                  586
<INCOME-PRE-EXTRAORDINARY>                       383
<EXTRAORDINARY>                                    0
<CHANGES>                                          0
<NET-INCOME>                                     383
<EPS-PRIMARY>                                   3.98
<EPS-DILUTED>                                   3.88
<YIELD-ACTUAL>                                  2.50
<LOANS-NON>                                      124
<LOANS-PAST>                                      63
<LOANS-TROUBLED>                                   4
<LOANS-PROBLEM>                                    0
<ALLOWANCE-OPEN>                                 723
<CHARGE-OFFS>                                    125
<RECOVERIES>                                      36
<ALLOWANCE-CLOSE>                                689
<ALLOWANCE-DOMESTIC>                               0<F5>
<ALLOWANCE-FOREIGN>                                0<F5>
<ALLOWANCE-UNALLOCATED>                            0<F5>

<F1> In addition to the investment securities disclosed in this Financial Data
     Schedule, the Corporation has investment securities in its venture capital business. These securities had a carrying value of $1.3 billion as of June 30, 1995.

<F2> Treasury stock of $188 million is included as a reduction of other stockholders' equity.

<F3> Investment securities gains/losses do not include the Corporation's equity securities gains which totalled $115 million.

<F4> Other expenses includes: Salaries and Employee benefit expense of $461 million, Occupancy expense of $74 million, Equipment rentals, depreciation and maintenance expense of $64 million, and other expenses which totalled $367 million.

<F5> Allowance-Domestic, Allowance-Foreign, and Allowance-Unallocated are only disclosed on an annual basis in the Corporation's 10-K and are therefore not included in this Financial Data Schedule.


